                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Village Super Market, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           VILLAGE SUPER MARKET, INC.

                               733 MOUNTAIN AVENUE

                          SPRINGFIELD, NEW JERSEY 07081

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 8, 2006

                                 --------------

     The Annual Meeting of the shareholders of Village Super Market, Inc. will be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081 on Friday, December 8, 2006 at 10:00 A.M. for the following purposes:

          (1) To elect eight directors for the ensuing year;

          (2) To ratify the appointment of KPMG LLP as our independent registered public accounting firm ("independent auditors") for the 2007 fiscal year; and

          (3) To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 6, 2006 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                  By order of the Board of Directors,

                                                        ROBERT SUMAS,
                                                          Secretary

November 3, 2006

                           VILLAGE SUPER MARKET, INC.
                               733 MOUNTAIN AVENUE
                          SPRINGFIELD, NEW JERSEY 07081

                                 --------------

                                 PROXY STATEMENT

                                DECEMBER 8, 2006

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of Village Super Market, Inc. (the "Company") in connection with the solicitation by and on behalf of the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on December 8, 2006 at 10:00 a.m. and at all postponements or adjournments thereof.

     At the close of business on October 6, 2006, the Company had outstanding and entitled to vote 1,642,813 shares of Class A common stock, no par value ("Class A Stock"), and 1,594,076 shares of Class B common stock, no par value ("Class B Stock"). The holders of the outstanding shares of Class A Stock are entitled to one vote per share and the holders of Class B Stock are entitled to ten votes per share. Shareholders of record at the close of business on October 6, 2006 are entitled to vote at this meeting.

     All shares of Common Stock represented by properly executed proxies will be voted at the Annual Meeting, unless such proxies previously have been revoked. Unless the proxies indicate otherwise, the shares of Common Stock represented by such proxies will be voted for the election of the Board of Directors' nominees for directors and to ratify the selection of KPMG LLP as independent auditors. Management does not know of any other matter to be brought before the Annual Meeting.

     Directors are elected by a plurality of the number of votes cast. With respect to each other matter to be voted upon, a vote of a majority of the number of votes cast is required for approval. Abstentions and proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter.

     The Company's address is 733 Mountain Avenue, Springfield, New Jersey and its telephone number is (973) 467-2200. This notice, proxy statement and enclosed form of proxy are being mailed to shareholders on or about November 3, 2006.

     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use by: (a) delivering written notice of such revocation to the Secretary of the Company at its office; (b) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (c) appearing at the Meeting and requesting the return of his or her proxy.

     YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock by: (i) persons known by the Company to own beneficially more than 5% of its Class A Stock or Class B Stock;
(ii) each director of the Company; and (iii) all directors and executive officers of the Company collectively:


                                           CLASS A STOCK(1)                   CLASS B STOCK(1)
                                   --------------------------------    ------------------------------
                                                         PERCENTAGE                        PERCENTAGE
                                    SHARES                   OF          SHARES                OF
NAME                                OWNED                 CLASS(3)       OWNED              CLASS(4)
----                                ------               ----------      ------            ----------


Perry Sumas(2)..................    85,463(6)(11)(12)        6.3         510,896(7)(12)(19)   32.0
James Sumas(2)..................    45,064(5)(6)(14)         2.7         318,323(7)(8)        20.0
Robert Sumas(2).................    30,939(5)(6)(15)         1.9         145,931(9)            9.2
William Sumas(2)................    95,244(5)(11)            4.7         164,011(19)          10.3
John P. Sumas(2)................    93,177(10)(11)           5.7         151,307(19)           9.5
Kevin Begley....................    13,500                    .8             --                --
John J. McDermott...............     3,000                    .2             --                --
Steven Crystal..................    29,500(17)               1.8             800                .1
David C. Judge..................     7,500(17)                .5             --                --
All directors and executive
  officers as a group (9
  persons)......................   223,223(13)              13.6       1,160,722              72.8
Sumas Family Group(2)...........   168,823                  10.3       1,159,922              72.8
Franklin Resources, Inc. .......   115,175(16)               7.0             --                --
Wistar Morris III...............   111,545(18)               6.8             --                --
Norman Crystal..................   221,800                  13.5         109,280               6.9



--------
 (1) Except as noted, each person has sole investment power and sole voting power with respect to the shares beneficially owned.
 (2) As reported in a Schedule 13D/A dated January 21, 2004, these five persons comprise the Sumas Family Group. The Sumas Family Group beneficially owns 168,923 shares of Class A Stock and 1,159,922 shares of Class B Stock, or 66.9% of the combined voting power. By virtue of the existence of this "group", the Company is a controlled company under the corporate governance rules of NASDAQ. The address of each of these five persons is in care of the Company, 733 Mountain Avenue, Springfield, New Jersey 07081.
 (3) Based upon 1,642,813 shares of Class A Stock outstanding.
 (4) Based upon 1,594,076 shares of Class B Stock outstanding.
 (5) Includes 17,321 shares held by the Company's pension trust of which William Sumas, James Sumas and Robert Sumas are trustees.
 (6) Includes 2,994 shares held by a charitable trust of which Perry Sumas, James Sumas and Robert Sumas are trustees.
 (7) Includes 63,172 shares as to which Perry Sumas and James Sumas have agreed to share the power to vote pursuant to a Voting Agreement dated March 4, 1987.
 (8) Includes 2,940 shares owned jointly by Mr. and Mrs. James Sumas; 9,955 shares owned by Mrs. James Sumas; 3,280 shares held by Mr. and Mrs. James Sumas as custodians for their children; and 24,061 shares owned by a child living with James Sumas.
 (9) Includes 49,643 shares owned by Mrs. Robert Sumas.
(10) Includes 100 shares owned by Mrs. John Sumas.
(11) Includes 70,167 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.
(12) Includes 9,084 Class A shares and 3,368 Class B shares owned by a child living with Perry Sumas.
(13) Includes 10,000 shares represented by options exercisable by all officers and directors under the Company's Stock Option Plan.
(14) Includes 2,222 shares owned by Mrs. James Sumas and 12,506 shares owned by a child living with James Sumas.
(15) Includes 842 shares owned by Mrs. Robert Sumas.
(16) As reported in a Schedule 13G dated December 31, 2004, Franklin Resources, Inc. may be deemed to be the beneficial owner of 115,175 shares of the Company. Franklin's address is One Franklin Parkway, San Mateo, California 94404.
(17) Includes 5,000 shares represented by options exercisable by him under the Company's Stock Option Plan.
(18) As reported in a Schedule 13D dated July 22, 2003, Wistar Morris III may be deemed to be the beneficial owner of 111,545 shares of the Company. Mr. Morris address is c/o Boenning & Scattergood, Inc., 4 Tower Bridge, Suite 300, 200 Barr Harbor Drive, West Conshohocken, PA 19428.
(19) Includes 33,687 shares held in the name of Perry Sumas, William Sumas and John Sumas as Co-Trustees of a Trust for the benefit of the grandchildren of Perry Sumas.

     The aggregate number of shares of Class B Stock owned by Perry Sumas and his sons, William Sumas and John Sumas, exceeds the aggregate number of shares of Class B Stock owned by James Sumas and Robert Sumas (the "Excess Shares"). Perry Sumas and James Sumas have entered into an agreement whereby the Excess Shares will be voted pursuant to the mutual agreement of James Sumas and Perry Sumas. The voting agreement will be automatically cancelled if Perry Sumas either: (i) converts the Excess Shares into shares of Class A Stock; or (ii) exchanges 50% of the Excess Shares for shares of Class A Stock owned by James Sumas.

                              ELECTION OF DIRECTORS

     The following eight persons will be nominated by the Board of Directors of the Company for election as directors at the Annual Meeting. If elected, they will serve until their successors are duly elected and qualified. Directors shall be elected by a plurality of the votes cast. All of the nominees are now directors of the Company.

     Certain information is given below with respect to each nominee for election as a director. The table below and the following paragraphs list their respective ages, positions and offices held with the Company, the period served as a director and business experience during the past 5 years. Perry Sumas is the father of William Sumas and John P. Sumas. Perry Sumas is the uncle of James Sumas and Robert Sumas, who are brothers. The other nominees are not related.

                                    NOMINEES

     The following table sets forth information concerning the nominees for director:


                                                  POSITION WITH
       NAME                  AGE                   THE COMPANY
       ----                  ---                  -------------



James Sumas...........        73       Chief Executive Officer, Chief
                                         Operating Officer and Chairman
                                         of
                                         the Board of Directors
Perry Sumas...........        91       President and Director
Robert Sumas..........        65       Executive Vice President, Secretary
                                         and Director
William Sumas.........        59       Executive Vice President and
                                         Director
John P. Sumas.........        57       Executive Vice President and
                                         Director
John J. McDermott.....        81       Director
Steven Crystal........        50       Director
David C. Judge........        45       Director


     James Sumas was elected Chairman of the Board in 1989. He was named Chief Executive Officer in 2002. He also serves as the Company's Chief Operating Officer. He has served as variously Vice President, Treasurer and a Director of the Company since its incorporation in 1955. James Sumas is Vice Chairman of Wakefern Food Corporation and is a member of its Board of Directors. Mr. Sumas also is the Chairman of Wakefern's Grocery Committee and its Advertising Committee. In addition, he is Vice Chairman of Wakefern's Sales and Merchandising Committee and of ShopRite Supermarkets, Inc., Wakefern's supermarket operating subsidiary. Mr. Sumas also is a member of Wakefern's Finance, Trade Name and Trademark and Strategic Planning Committees.

     Perry Sumas, together with Nicholas Sumas, founded the Company in 1937. He has served as a Director of the Company since its incorporation in 1954 and has served as President since 1973.

     Robert Sumas has served as Vice President, Secretary and a Director of the Company since 1969. Since 1989, he has served as an Executive Vice President. He has responsibility for finance and administration matters, construction of new stores and remodels and retail automation. Robert Sumas is Chairman of Wakefern's Health and Beauty Aids Committee and is a member of Wakefern's Communications, Sales and Merchandising and Property Management Committees.

     William Sumas has served as Vice President and a Director of the Company since 1980. Since 1989, he has served as an Executive Vice President. He has responsibility for real estate development. William Sumas is Chairman of Wakefern's Commercial Bakery Committee and is a member of Wakefern's Loss Prevention Policy Committee. He also serves as Chairman of the New Jersey Food Council.

     John P. Sumas has served as Vice President and a Director of the Company since 1982. Since 1989, he has served as an Executive Vice President. He has responsibility for the Company's frozen food, dairy, appetizing and fresh bakery operations. John P. Sumas is a member of Wakefern's Frozen Food, Dairy/Deli and Fresh Bakery Committees.

     John J. McDermott has served as a Director of the Company since 1982. Mr. McDermott is the President of John J. McDermott Enterprises, a bank consulting firm. Prior to his retirement in 1989, Mr. McDermott served as

President of the commercial lending subsidiaries of three bank holding companies. Mr. McDermott previously served as General Counsel to the Company from 1982 to 1983.

     Steven Crystal has served as a Director of the Company since 2001. Mr. Crystal owns and manages four AC Delco auto parts stores, one of the nations largest Honda motorcycle dealerships and an ACE hardware store. Since 1980, he has been a member of the New York Mercantile Exchange and NY Commodity Exchange, where he serves on numerous committees, including finance, and actively trades commodities. In addition, Mr. Crystal manages a hedge fund and manages and owns residential and commercial real estate. Steven Crystal is the son of Norman Crystal, a major shareholder of the Company.

     David C. Judge has served as a Director of the Company since June 2003. Mr. Judge is a Managing Director for The Bank of New York. He is Head of the Securities Industry Banking Division, with responsibility for all investment bank and broker/dealer client relationships. Mr. Judge has previously held a diversity of assignments in corporate banking during his 20-year career at The Bank of New York, including managing the Retailing Industry Division and the Corporate Credit Analysis & Monitoring Group. He also serves as a Director for Contemporary Guidance Services.

     The Certificate of Incorporation includes a provision that no director shall be personally liable for monetary damages to the Company or its shareholders for a breach of any fiduciary duty except for: (i) breach of a director's duty of loyalty; (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) any transaction from which a director derived an improper personal benefit.

                               EXECUTIVE OFFICERS

     In addition to the information above regarding directors who are executive officers, the following is provided for executive officers who are not directors.

     Kevin Begley, age 48, has served as Chief Financial Officer since 1987. In addition, he has served as Treasurer since 2002. Mr. Begley is a Certified Public Accountant.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

     The Company is a "controlled company" under the corporate governance rules of NASDAQ. Therefore the Company is not required to and does not have (1) a majority of independent directors; (2) a nominating committee comprised solely of independent directors to identify and recommend nominees to the Board of Directors; and (3) a compensation committee comprised solely of independent directors. The Company qualifies as a controlled company due to the ownership by the Sumas Family Group of shares allowing it to cast more than 50% of the votes eligible to be cast for the election of directors.

     The Board held five meetings in fiscal 2006. All directors attended at least 75% of the meetings of the Board, and meetings of Board committees on which the director served, during the time such director served on the Board or committee.

     The Executive Committee, which consists of Perry Sumas, James Sumas, Robert Sumas, William Sumas and John P. Sumas, meets on call and is authorized to act on all matters pertaining to corporate policies and overall Company performance.

THE COMPENSATION COMMITTEE

     The Compensation Committee, which consists of James Sumas, John P. Sumas and John J. McDermott, reviews and approves the compensation paid to executive officers of the Company. This includes base salary, bonus awards, employment agreements and supplemental retirement plans. The full Board of Directors reviews and approves restricted share awards and stock option grants. During fiscal 2006, the Compensation Committee met three times.

THE AUDIT COMMITTEE

     The Audit Committee is comprised of three directors, John J. McDermott, Steven Crystal and David C. Judge, each of whom is "independent" as defined by the listing standards of NASDAQ. The Audit Committee: (1) monitors the integrity of the Company's financial reporting process and systems of internal controls regarding financial, accounting, regulatory and legal compliance; (2) retains and monitors the independence and performance of the Company's independent auditors; (3) provides an avenue of communication among the independent auditors, management and the Board of Directors; and (4) approves in advance the fees paid to the independent auditing firm for all services provided. The Audit Committee operates under a charter adopted by the Board of Directors, which was attached to the 2004 proxy statement as Appendix A. During fiscal 2006, the Audit Committee met six times.


     The Securities and Exchange Commission has adopted rules implementing
Section 407 of the Sarbanes Oxley Act of 2002 requiring public companies to disclose information about Audit Committee financial experts. The Board of Directors of the Company has concluded that none of the three independent audit committee members meet the narrow SEC definition of Audit Committee financial expert as none have served as a principal accounting officer or public accountant, or have been responsible for actively supervising a principal accounting officer. SEC rules do not require Audit Committees to have a financial expert. However, the Board of Directors has determined that all three independent members of the Audit Committee meet the NASDAQ requirements for audit committee members. NASDAQ requires Audit Committee members be able to read and understand financial statements. In addition, NASDAQ rules require one member of the Audit Committee to have employment experience in finance or accounting, or other comparable experience which results in financial sophistication, including as a senior officer with financial oversight responsibilities.

     The current members of the Audit Committee include two individuals who have diverse and extensive experience in the finance industry, including responsibilities for analysis of financial statements in connection with corporate lending to the supermarket industry. A third member of the Audit Committee is CEO of several operating companies, including two retail companies. The Board of Directors believes all three members of the Audit Committee have the ability to read and understand financial statements and an understanding of the retail industry appropriate to perform their Audit Committee duties. The Company may consider the addition of an Audit Committee member in the future meeting the "financial expert" definition adopted by the SEC.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three independent directors, as defined by the listing standards of NASDAQ, and operates under a charter adopted by the Board of Directors. The members of the Committee are John J. McDermott (Chair), Steven Crystal and David C. Judge. The Committee appoints the Company's independent auditors.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the

Company's Annual Report on Form 10-K for the year ended July 29, 2006 filed with the Securities and Exchange Commission.

     The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual consolidated financial statements for fiscal 2006 and 2005, and fees billed for other services rendered by KPMG
LLP:


                                                                2006         2005
                                                                ----         ----

Audit fees(1)...............................................  $190,000     $134,000
Audit-related fees(2).......................................    33,000       30,000
Tax fees(3).................................................    43,000       41,000
All other fees..............................................        --           --
                                                              --------     --------
  Total fees................................................  $266,000     $205,000
                                                              --------     --------




--------
(1) Audit fees consist of audits of the annual consolidated financial statements, quarterly reviews and services provided in connection with statutory and regulatory filing engagements, including issuance of consents.

(2) Audit related fees consist of audits of financial statements of employee benefit plans.

(3) Tax fees consist of fees for tax compliance and consultation services.

     The Audit Committee has considered whether the providing of non-audit services is compatible with maintaining the auditors' independence. The Audit Committee pre-approves all services provided by the principal auditors.

                                  Audit Committee

                                  JOHN J. MCDERMOTT
                                  STEVEN CRYSTAL
                                  DAVID C. JUDGE

               NOMINATION OF CANDIDATES TO THE BOARD OF DIRECTORS

     The full Board of Directors acts on all matters concerning the identification, evaluation and nomination of director candidates. The Board does not utilize a charter in performing this function. As a matter of policy, the Board will consider nominations of director candidates submitted by any shareholder upon the submission of the names and biographical data of the candidates (including any relationship to the proposing shareholder) in writing to the Board of Directors at 733 Mountain Avenue, Springfield, New Jersey, 07081. Information regarding director candidates for election to the Board in 2007 must be submitted by July 1, 2007.

     The Board's process for evaluating candidates recommended by any shareholder is the same as for candidates recommended by the Board, management or others. In searching for appropriate candidates, the Board adheres to criteria established for the consideration and selection of candidates. The Board views the candidate's qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. Among other criteria, the Board may consider the following skills, attributes and competencies of a new member: (i) possessing the highest ethical standards and integrity; (ii) a willingness to act on and be accountable for Board decisions; (iii) an ability to provide prudent, informed and thoughtful counsel to top management on a broad range of issues; (iv) relevant industry or business knowledge; (v) senior management experience and demonstrated leadership; (vi) financial literacy; (vii) individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs. Each director will be considered without regard to gender, race, religion, national origin or sexual orientation.

                    COMMUNICATION WITH THE BOARD OF DIRECTORS

     Shareholders and other interested parties may communicate with the Board of Directors by sending written communication to the directors c/o the Company's Secretary, 733 Mountain Avenue, Springfield, New Jersey 07081. All such communications will be reviewed by the Secretary to determine which communications will be forwarded to the directors. All communications will be forwarded except those that are related to Company products, are solicitations, or otherwise relate to improper or irrelevant topics, as determined in the sole discretion of the Secretary. The Secretary shall report to the Board of Directors on the number and nature of communications that were determined not to be forwarded.

     The Company has a policy of requiring all directors standing for election at the annual meeting of shareholders to attend such meeting, unless unforeseen circumstances arise. All eight directors attended the 2005 annual meeting of shareholders held on December 9, 2005.

                              DIRECTOR COMPENSATION

     Non-employee directors currently are paid an annual retainer of $10,000 plus fees of $1,000 for each Board meeting and $1,000 for each Committee meeting attended. Directors who are employees of the Company receive no compensation for service as directors. In addition, the Company has granted to each of its non-employee directors options to purchase 5,000 shares of Class A stock. In fiscal 2005, the Company granted to each of its non-employee directors 2,500 restricted shares of Class A stock, which vest in three years.

                                 CODE OF ETHICS

     The Company has a written Code of Ethics that applies to, among others, the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. During fiscal 2006, there were no changes to, or waivers of, the Code of Ethics. The Company will furnish a copy of the Code of Ethics, without charge, to each person who forwards a written request to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081. The Code of Ethics is also available at sec.gov as an Exhibit to the 2006 Form 10-K.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company during the last three fiscal years to the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE


                                                                         RESTRICTED
                                                                            STOCK
                                                                        AWARDS(A)($)
                                                                        ------------
                                               ANNUAL COMPENSATION        LONG-TERM              ALL
                                             ----------------------     COMPENSATION            OTHER
NAME AND POSITION                   YEAR     SALARY($)     BONUS($)        AWARDS        COMPENSATION(B)($)
-----------------                   ----     ---------     --------     ------------     ------------------


James Sumas....................     2006      630,328       134,000          --                 2,100
Chairman of Board, Chief            2005      585,822       105,000        273,000              1,995
Executive Officer and               2004      567,503        80,000          --                 1,817
Chief Operating Officer
Robert Sumas...................     2006      507,450       114,000          --                 3,500
Executive Vice President            2005      471,423        90,000        273,000              3,075
and Secretary                       2004      460,384        75,000          --                 3,000
William Sumas..................     2006      437,088       112,000          --                 3,500
Executive Vice President            2005      405,177        90,000        273,000              3,075
                                    2004      360,610        75,000          --                 3,000
John P. Sumas..................     2006      434,245       112,000          --                 2,171
Executive Vice President            2005      402,724        90,000        273,000              1,977
                                    2004      386,993        75,000          --                 1,805
Kevin Begley...................     2006      306,184       187,000          --                 3,500
Chief Financial Officer             2005      274,568        65,000        273,000              3,075
                                    2004      235,352        50,000          --                 3,000

--------
(a) All restricted stock awards were valued at $42.00, the closing price of the Company's Class A stock on the date of grant. Restricted shares convey to the holder the rights of a stockholder, including the right to vote and receive dividends, but are subject to a three year vesting period. The restricted shares are subject to forfeiture and may not be sold or transferred during the vesting period. As of July 29, 2006, the last day of the Company's fiscal year, the named executive officers held the following number of restricted shares, with the value based on the closing price of the Company's Class A stock of $65.69 as follows: James Sumas (6,500 shares -- $426,985); Robert Sumas (6,500 shares -- $426,985); William Sumas (6,500 shares -- $426,985); John P. Sumas (6,500 shares -- $426,985); and
    Kevin Begley (6,500 shares -- $426,985).

(b) Company paid 401K match

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                                       AND
                          FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the exercise of options during fiscal 2006 and the value of the unexercised options as of July 29, 2006.


                                                                          NUMBER OF            VALUE OF
                                            SHARES                       UNEXERCISED          UNEXERCISED
                                         ACQUIRED ON       VALUE         OPTIONS AT          IN-THE-MONEY
NAME                                     EXERCISE(#)     REALIZED     JULY 29, 2006(#)     AT JULY 29, 2006
----                                     -----------     --------     ----------------     ----------------


James Sumas...........................        --            $--              --                   $--
Robert Sumas..........................        --            $--              --                   $--
William Sumas.........................        --            $--              --                   $--
John P. Sumas.........................        --            $--              --                   $--
Kevin Begley..........................        --            $--              --                   $--


BENEFIT PLANS

     The Company maintains a defined benefit pension plan for employees not covered by a collective bargaining agreement who have been employed with the Company for more than six months and who are over the age of twenty-one. For purposes of determining plan benefits, compensation is the regular base pay of the participant plus bonuses, overtime pay and other compensation. Effective January 1, 1989, the plan benefit formula was amended. Retirement benefits are equal to the pension accrued to December 31, 1988 plus 1% of average compensation times each year of post-1988 service plus .75% of average compensation in excess of Table II of the 1989 Covered Compensation Table times each year of post-1988 service. Average compensation for post-1988 service is based on the five highest consecutive years' compensation. The approximate annual retirement benefits at age 65, or in the case of James Sumas his current age of 73, (computed as of January 1, 2006) are $89,000 to James Sumas; $82,000 to Robert Sumas; $89,000 to William Sumas; $95,000 to John P. Sumas and $109,000 to Kevin Begley.

     In addition to the defined benefit pension plan described above, the Company adopted a Supplemental Executive Retirement Plan (the "SERP") effective January 1, 2004 for certain executive officers. Participants vest in the SERP benefit at a rate of 20% per year of service beginning in calendar 2004. The retirement benefit at normal retirement date for the SERP is calculated as 50% of the individual's average compensation during his or her highest sixty consecutive months in the last ten years before retirement, reduced by both the benefit the participant is entitled to receive under the above defined benefit plan and the amount of the participant's social security benefit. Normal retirement is defined as the later of age 65 or five years of participation in the SERP.

     Covered compensation under the SERP includes all salary and bonuses, whether paid in cash or deferred, and as to individuals identified in the Summary Compensation Table, would be the amount set forth in that table under the headings "Salary" and "Bonus". The approximate annual retirement benefits at normal retirement date computed at January 1, 2006 (and the normal retirement date if greater than age 65) payable from the SERP assuming full vesting are as follows: James Sumas (age 75) -- $224,000; Robert Sumas (age 67) -- $156,000; William Sumas -- $181,000; John P. Sumas -- $204,000; and Kevin
Begley -- $286,000.

EMPLOYMENT CONTRACTS AND OTHER BENEFITS

     The Company entered into an employment agreement with Kevin Begley dated January 1, 2004. The agreement expires December 31, 2006 and provides for annual one-year extensions. Under the agreement, the Company has agreed to pay Mr. Begley base salary and bonus at least equal to that existing on the date of the contract, with increases at least commensurate with the increases granted to the other executive officers of the Company. The Board of Directors may decrease Mr. Begley's compensation in proportion to decreases commensurate with the other executive officers of the Company. In addition, the Company agreed to pay Mr. Begley a retention bonus of a minimum of $75,000 per year, payable one year after such bonus is earned, conditioned on Mr. Begley's continued employment with the Company. The agreement includes payments in the event of the termination of Mr. Begley following a change of control. This agreement contains a covenant not to compete with the Company.

     The executive officers are eligible to participate in a non-qualified deferred compensation plan under which certain employees may elect to defer the receipt of a portion of their salary or bonus otherwise payable to them, and thereby defer taxation of the deferred amounts until actual payment in future years. Participants may elect to defer payment for a specified number of years or until retirement or termination of employment. No compensation was deferred by any executive officers in fiscal 2006, 2005 or 2004.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of James Sumas, who is an executive officer of the Company serving as the Chairman of the Board of Directors, Chief Executive Officer and Chief Operating Officer; John P. Sumas, who is an executive officer of the Company serving as Executive Vice President; and John
J. McDermott, who is a former executive officer of the Company, having resigned as General Counsel in 1983. As noted elsewhere in the Proxy Statement under "Certain Transactions", James Sumas and John Sumas, through Sumas Realty Associates, have certain business relationships with the Company. There are no other compensation committee interlocks between the Company and other entities involving the Company's executive officers and the Company's Board members who serve as executive officers of such other entities.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     The Company's compensation policies, as applicable to its executive officers, are administered by its Compensation Committee of the Board of Directors (the "Committee"). The Chief Executive Officer and most of the other executive officers named in this proxy statement own substantial amounts of the Company's common stock and thus have a direct and substantial interest in the long-term growth of shareholder's wealth. In light of this ownership, there is less need to directly relate executive compensation to long-term Company performance.

     The basic criteria used in making determinations concerning compensation for executive officers is the level of compensation paid to comparable executives in the industry, in particular to corporate executives of other ShopRite members and at competing supermarket chains, the financial performance of the Company and other achievements during the most recently completed fiscal year, time devoted to Company affairs, reputation in the industry, record of accomplishments and efforts on the Company's behalf.

     The Committee decided to grant performance bonuses in 2006 based on the efforts of those executives in achieving record financial performance in the areas of sales, operating income, EBITDA and net income, despite challenging conditions in the supermarket industry.

     The Compensation Committee bases the compensation of the Chief Executive Officer on the same criteria as mentioned above for other executive officers.
                                        By Compensation Committee of the Board
                                        of Directors

                                        JAMES SUMAS
                                        JOHN P. SUMAS
                                        JOHN J. McDERMOTT

                                PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Class A Stock against the cumulative total return of the S&P 500 Composite Stock Index and the NASDAQ Retail Index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

               AMONG VILLAGE SUPER MARKET, INC., THE S&P 500 INDEX
                           AND THE NASDAQ RETAIL INDEX



[PERFORMANCE GRAPH]

                                 VILLAGE SUPER MARKET, INC.          S&P 500         NASDAQ RETAIL TRADE
                                 --------------------------          -------         -------------------

7/01                                           100                       100                   100
7/02                                        138.56                    76.399                98.953
7/03                                       132.288                     84.63               116.116
7/04                                       168.014                    95.837               144.075
7/05                                       291.992                   109.302               182.768
7/06                                       352.291                   115.183               167.144






                                     EQUITY COMPENSATION PLAN INFORMATION
-------------------------------------------------------------------------------------------------------------

Plan category                                                                       Number of securities
                                                                                    remaining available for
                                                                                    future issuance under
                            Number of securities to     Weighted-average exercise   equity compensation plans
                            be issued upon exercise     price of outstanding        (excluding securities
                            of outstanding options      options                     reflected in column(a))
-------------------------------------------------------------------------------------------------------------
                                       (a)                         (b)                         (c)
-------------------------------------------------------------------------------------------------------------
Equity compensation
  plans approved by
  security holders                   110,000                      $36.03                     158,000
Equity compensation plans
  not approved by
  security holders                      --                          --                          --
-------------------------------------------------------------------------------------------------------------




     The information in the above table is as of July 29, 2006. All data relates to the 1997 Incentive and Non-Statutory Stock Option Plan and the Village Super Market, Inc. 2004 Stock Plan as described in the Notes to the 2006 Consolidated Financial Statements.

                              CERTAIN TRANSACTIONS

     The Company's supermarket in Chatham, New Jersey is leased from Hickory Square Associates, a limited partnership. The lease is dated April 1, 1986 and expires March 31, 2011. The annual rent under this lease is $565,000. Sumas Realty Associates is a 30% limited partner in Hickory Square Associates. Sumas Realty Associates is a general partnership among Perry Sumas, James Sumas, Robert Sumas, William Sumas and John P. Sumas.

     All obligations of the Company to Wakefern Food Corporation are personally guaranteed by members of the Sumas family.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors to file with the SEC reports of ownership and reports of changes in ownership of Class A stock and Class B stock. Copies of these reports must also be furnished to the Company. Based solely on a review of these filings and written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during fiscal 2006.

                        SELECTION OF INDEPENDENT AUDITORS

     The appointment by the Audit Committee of KPMG LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending July 28, 2007, is to be submitted at the meeting for ratification or rejection. The consolidated financial statements of the Company for the 2006, 2005 and 2004 fiscal years were audited by KPMG LLP.

     Representatives of KPMG LLP are expected to be present at the 2006 Annual Meeting of Shareholders and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

     Although ratification by the stockholders of the appointment of independent auditors is not required, the Audit Committee will reconsider its appointment of KPMG LLP if such ratification is not obtained. Ratification shall require a majority of the votes cast.

                  SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     Any proposal that a shareholder intends to present at the Company's 2007 Annual Meeting of Shareholders, presently scheduled to be held on December 7, 2007, and requests to be included in the Company's Proxy Statement for the 2007 Annual Meeting, must be received by the Company no later than August 1, 2007. Such requests should be made in writing and sent to the Secretary of the Company, Robert Sumas, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

                                  OTHER MATTERS

     The Company will furnish a copy of its Annual Report on Form 10-K for the year ended July 29, 2006, without exhibits, without charge to each person who forwards a written request, including a representation that he was a record or beneficial holder of the Company's Common Stock on October 6, 2006. Requests are to be addressed to Mr. Robert Sumas, Secretary, Village Super Market, Inc., 733 Mountain Avenue, Springfield, New Jersey 07081.

     All expenses incurred in connection with the preparation and circulation of this Proxy Statement in an amount that would normally be expended in connection with an Annual Meeting in the absence of a contest will be paid by the Company. No solicitation expenses will be incurred. Management does not know of any other business that will be presented at the Annual Meeting.

                                  By order of the Board of Directors,

                                  ROBERT SUMAS,
                                          Secretary

November 3, 2006

                           VILLAGE SUPER MARKET, INC.

               733 MOUNTAIN AVENUE, SPRINGFIELD, NEW JERSEY 07081
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Perry Sumas and Robert Sumas and each of them, proxies for the undersigned, with full power of substitution, to vote as if the undersigned were personally present at the Annual Meeting of the Shareholders of Village Super Market, Inc. (the "Company"), to be held at the offices of the Company, 733 Mountain Avenue, Springfield, New Jersey on Friday, December 8, 2006, at 10:00 A.M. and at all adjournments thereof, the shares of stock of said Company registered in the name of the undersigned. The undersigned instructs all such proxies to vote such shares as indicated on the reverse side upon the following matters, which are described more fully in the accompanying proxy statement.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           VILLAGE SUPER MARKET, INC.

                                DECEMBER 8, 2006




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



     Please detach along perforated line and mail in the envelope provided.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
     "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /x/



                                                                                                                FOR AGAINST ABSTAIN
1. Election of Directors for the Company's                     2. Approval of KPMG LLP, to be the independent   [ ]   [ ]     [ ]
   Board of Directors listed below:                               auditors of the Company for fiscal 2007
                          NOMINEES:
[ ] FOR ALL NOMINEES      O James Sumas                        3. In their discretion, to vote upon such other business as may
                          O Perry Sumas                           properly come before the meeting and all adjournments thereof.
[ ] WITHHOLD AUTHORITY    O Robert Sumas
    FOR ALL NOMINEES      O William Sumas                         This proxy, when properly executed, will be voted in the manner
                          O John Sumas                            directed herein by the undersigned stockholder. If no direction
[ ] FOR ALL EXCEPT        O John J. McDermott                     is made, this proxy will be voted for Proposal 1 and 2.
    (See instructions     O Steven Crystal
     below)               O David C. Judge







INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
---------------------------------------------------------------








---------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the
account may not be submitted via this method.               / /
---------------------------------------------------------------

Signature of Shareholder _____________________ Date: _____________ Signature of Shareholder _____________________ Date: ____________
    NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
          When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.